Skillz Reports Record Q1 Revenue and Raises 2021 Guidance

- First Quarter Revenue Hits $84 Million, Up 92% Year-over-Year

- Paying Monthly Active Users Grows 81% Year-over-Year

- Raises Full Year 2021 Revenue Guidance to $375 Million

SAN FRANCISCO – May 4, 2021 – Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today announced financial results for the first quarter ended March 31, 2021.

“We are proud to report record-breaking first quarter results, giving us 21 consecutive quarters of revenue growth,” said Andrew Paradise, CEO and founder of Skillz. “Our performance and strong growth trajectory gave us the confidence to increase investment in Q1 and raise full year revenue guidance to $375 million.”

First Quarter Financial Highlights

•Revenue grew to $83.7 million during the first quarter of 2021, up 92% over the prior year.
•Gross profit grew to $79.4 million during the first quarter of 2021, up 95% over the prior year.
•Gross margin was 95% during the first quarter of 2021, 100 basis points higher than the prior year.
•Net loss was $53.6 million during the first quarter of 2021, compared with $15.5 million in the prior year.
•Adjusted EBITDA was $31.1 million during the first quarter of 2021, compared with $14.6 million in the prior year.
•Gross Marketplace Volume1 (GMV) grew to $566.6 million during the first quarter of 2020, up 85% over the prior year.
•Cash on balance sheet of $613 million and no debt at the end of first quarter 2021.

First Quarter Business Highlights

•Paying MAU reached 0.467 million with a 17% Paying to Playing MAU ratio which is 8x higher than the mobile gaming industry average2 and highlights the platform’s powerful competitive advantage over in-app purchases.
•Launched developer progression, a feature that allows game developers to create in-game milestones for players, such as winning a reward for bowling perfect games. This enables developers to introduce new game design mechanics that enhance player     retention and engagement.
•Expanded Android footprint, growing revenue from Android users 2x faster than iOS.

1 Gross Marketplace Volume means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior cash winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.
2 Note: According to Wappier Gaming Apps, conversion rates were 1.6% to 2% in 2020.

Financial Outlook

The Company is increasing 2021 revenue guidance to $375 million, which equates to 63% year-over-year growth.

Investor Conference Call and Webcast

The Company will host a conference call and webcast on Tuesday, May 4, 2021, at 5:00 pm Eastern Time. The conference call can be accessed by registering online at webcast registration, at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call.
Access to a live video-webcast of the discussion in listen-only mode will be available through the “Investors” section of the Skillz website at www.skillz.com. A replay of the webcast will be archived on the Company’s website.

About Skillz Inc.

Skillz is the leading mobile games platform that connects players in fair, fun, and meaningful competition. The Skillz platform helps developers build multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, and distributes millions in prizes each month. Skillz has earned recognition as one of Fast Company’s Most Innovative Companies, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, and the #1 fastest-growing company in America on the Inc. 5000. www.skillz.com

Use of Non-GAAP Financial Measures

In this press release, the Company includes Adjusted EBITDA which is a non-GAAP performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measure contained in this press release to the most directly comparable measure under GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, provision for income taxes, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities (including derivatives) associated with debt and equity transactions and impairment charges, as they are not indicative of business operations.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform; comply with laws and regulations applicable to its business; and as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Source: Skillz Inc.

Contacts:
Investors: ir@skillz.com
Media: skillz@methodcommunications.com

Skillz Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2021	2020
Revenue	$83,677	$43,559
Costs and expenses:
Cost of revenue	4,256	2,767
Research and development	7,282	4,366
Sales and marketing	96,323	46,825
General and administrative	27,284	4,833
Total costs and expenses	135,145	58,791
Loss from operations	(51,468)	(15,232)
Interest expense, net	(24)	(316)
Change in fair value of common stock warrant liabilities	(2,108)	—
Other income, net	50	51
Loss before income taxes	(53,550)	(15,497)
Provision for income taxes	42	25
Net loss	$(53,592)	$(15,522)
Net loss per share attributable to common stockholders – basic and diluted	$(0.15)	$(0.06)
Weighted average common shares outstanding – basic and diluted	356,818,954	278,348,903

Skillz Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020 [1]
Assets
Current assets:
Cash and cash equivalents	$612,578	$262,728
Warrant exercise receivable	104,558	—
Prepaid expenses and other current assets	14,981	10,491
Total current assets	732,117	273,219
Property and equipment, net	5,398	5,292
Other long-term assets	3,908	3,910
Total assets	$741,423	$282,421
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,513	$22,039
Accrued professional fees	725	5,699
Other current liabilities	29,860	19,618
Total current liabilities	40,098	47,356
Common stock warrant liabilities	112,378	178,232
Other long-term liabilities	36	46
Total liabilities	152,512	225,634
Commitments and contingencies
Stockholders’ equity:
Preferred stock $0.0001 par value; 10 million shares authorized — 0 issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock $0.0001 par value; 625 million shares authorized; Class A common stock – 500 million shares authorized; 326 million and 292 million shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; Class B common stock – 125 million shares authorized; 70 million and 78 million shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	39	37
Additional paid-in capital	880,779	295,065
Accumulated deficit	(291,907)	(238,315)
Total stockholders’ equity	588,911	56,787
Total liabilities and stockholders’ equity	$741,423	$282,421

(1) Amounts in this column are preliminary estimates and are subject to change as management completes the restatement of the Company’s consolidated financial statements for the year ended December 31, 2020 required to reclassify its public warrants and private placement warrants as liabilities and record non-cash fair value adjustments into earnings to align with the guidance set forth by the Securities and Exchange Commission in the public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies,” as further described in our Current Report on Form 8-K filed May 4, 2021. Our independent registered public accounting firm has not audited or reviewed these estimates.

Skillz Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended March 31,
	2021	2020
Operating Activities
Net loss	$(53,592)	$(15,522)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	555	308
Stock-based compensation	10,945	357
Accretion of unamortized discount and amortization of issuance costs	9	171
Change in fair value of common stock warrant liabilities	2,108	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(4,499)	(2,290)
Accounts payable	(12,526)	2,109
Accrued professional fees	(851)	—
Other liabilities	10,332	5,758
Net cash used in operating activities	(47,519)	(9,109)
Investing Activities
Purchases of property and equipment, including internal-use software	(659)	(860)
Net cash used in investing activities	(659)	(860)
Financing Activities
Borrowings under debt agreements, net of issuance costs	—	(95)
Proceeds from issuance of common stock in follow-on offering, net of underwriting commissions, and offering costs	402,817	—
Payments made towards offering costs	(4,801)	—
Proceeds from exercise of stock options and issuance of common stock	12	241
Net cash provided by financing activities	398,028	146
Net change in cash, cash equivalents and restricted cash	349,850	(9,823)
Cash, cash equivalents and restricted cash – beginning of year	265,648	28,548
Cash, cash equivalents and restricted cash – end of year	$615,498	$18,725
Supplemental cash flow data:
Cash paid during the period for:
Interest	$15	$178
Noncash investing and financing activities:
Deferred offering costs in accounts payable and accrued liabilities	$678	$—
Warrant exercise receivable	$104,558	$—

Skillz Inc.
Reconciliation of GAAP Net loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three months ended March 31,
	2021	2020
Net loss	$(53,592)	$(15,522)
Interest expense, net	24	316
Stock-based compensation	10,945	357
Change in fair value of common stock warrant liabilities(2)	2,108	—
Provision for income taxes	42	25
Depreciation and amortization	555	308
Other non-operating costs (income)	(50)	(51)
One-time transaction related expenses(1)	8,839	—
Adjusted EBITDA	$(31,129)	$(14,567)

(1) For the three months ended March 31, 2021, amounts represent transaction expenses related to the follow-on offering.
(2) For the three month ended March 31, 2021, amounts represent the fair value adjustments related to the revaluation of liability classified warrants.

Skillz Inc.
Supplemental Financial Information
(Unaudited, in millions, except ARPU and ARPPU)

	Three months ended March 31,
	2021	2020
Monthly active users (“MAUs”)(1)	2.7	2.6
Average revenue per user (“ARPU”)(2)	$10.35	$5.57
Paying monthly active users (“pMAUs”)(3)	0.467	0.258
Average revenue per paying user (“ARPPU”)(4)	$60	$56
Gross marketplace volume (“GMV”)(5)	$567	$306

(1) “Monthly Active Users” or “MAUs” means the number of end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(2) “Paying Monthly Active Users” or “pMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(3) “Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period.

(4) “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period.

(5) “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior cash winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.